STATE OF NORTH CAROLINA)
                                 LEASE AGREEMENT
COUNTY OF FORSYTH      )

     THIS LEASE, (the "Lease") made and entered into this, 14 day of January, 1999, by and between Visible Goth, LLC hereinafter called "LANDLORD" and FRISBY TECHNOLOGIES, INC., hereinafter referred to as "TENANT".

                                    RECITALS:

     IN CONSIDERATION of the mutual covenants contained herein, the parties agree as follows:

     1. Description of Leased Premises. Landlord is the developer of a single tenant building containing approximately 20,000 SF (the "Building") to be located on 8 acres at Centre Park Boulevard, Winston-Salem, Forsyth County, North Carolina, 27101 being more fully described on Exhibit "A" attached hereto and hereby made a part hereof.

     The Premises shall consist of said Building (and other improvements) in the approximate amount of 20,000 SF, being more fully described and shown on the attached floor plan as Exhibit "B". The Premises shall be for the exclusive use of Tenant, its agents, servants, employees and invitees for showroom and related uses.

     Landlord represents and warrants that it is the contract owner in fee simple of the Premises and that there are no covenants, restrictions or zoning or other regulations which prevent or are violated by, this Lease or the use of the Premises as contemplated herein.

     2. Term: The term of this Lease shall be for a period of Twenty (20) years, beginning on date Landlord tenders premises to Tenant (in turnkey condition as more specifically described in the attached specifications and floor plan) the "Commencement Date" and continue for Two Hundred and Forty (240) consecutive months through the "Termination Date". Landlord shall deliver Premises to Tenant One Hundred Fifty (150) days following Landlord obtaining building permit. Tenant shall have an additional thirty (30) days before commencement of rent payment to prepare Premises for occupancy. Tenant shall have an additional thirty (30) days before commencement of rent payment to prepare Premises for occupancy.

     3. Base Rent: Tenant shall pay for rental for the Premises in the amount of:

Years     Annual Net Rent     Monthly Net Rent

1         $146,979.00         $12,248.25
2         $146,979.00         $12,248.25
3         $151,979.00         $12,664.92
4         $181,979.00         $15,164.92
5         $181,979.00         $15,164.92
6         $186,979.00         $15,581.58
7         $186,979.00         $15,581.58
8         $186,979.00         $15,581.58
9         $196,979.00         $16,414.92
10        $196,979.00         $16,414.92
11        $201,979.00         $16,831.58
12        $201,979.00         $16,831.58
13-20     $170,000.00         $14,166.67


     4. Tenant to Pay Pro-Rata Share of Operating Expenses:

(A) Tenant shall pay electricity to the demised premises.

(B) The Premises contains 20,000 square feet of rentable area which comprises 100 percent of the total Building rentable area.

(C) For purposes of this section, the term "Lease Year" shall mean a period of twelve (12) months or less, commencing with the term commencement date and ending on the following December 31st; each successive period of twelve (12) months or less commencing with January 1, immediately preceding the expiration of the term.

(D) Tenant shall pay an amount equal to 100 percent of the operating expenses for those services of the Building. For the purpose of this paragraph, "Operating Expenses" shall mean (but not to be limited to) the following incurred by the Landlord with respect to the Building of which the Premises form a part: property taxes, casualty and liability insurance, water, sewer, building maintenance and repairs to common areas and tenant premises, pest control, security services, management fees (not to exceed 3% of base rent) and all other expenses paid in connection with the operation of the Building properly chargeable against income. These expenses will be itemized and billed monthly with payment due with the following month's rent. Failure to pay these expenses on a timely basis will be considered a material breach of this Lease entitling Landlord to exercise any rights or remedies contained herein or provided by law or other authority.

(E) Any refunds or credits that are received by Landlord with respect to operating expenses billed to tenants shall be credited to each such tenant's account in the billing cycle following the receipt of refund or credit by Landlord.

(F) Tenant may inspect and or audit Landlord's books and records relating to operating expenses for the Building. Tenant may conduct any reasonable examination of the books and records at the Landlord's place of business with provided written notice is sent to Landlord not less than 4 days prior to any inspection.

     5. Occupancy and Acceptance of Premises: Landlord shall deliver actual possession of the Premises to Tenant on the Commencement Date. Tenant may accept early occupancy, provided however, in such event Tenant shall pay to Landlord base initial rental calculated on a daily basis assuming a 365 day year, for each day Tenant shall occupy the Premises prior to the Commencement Date. If permission is given to Tenant to occupy the Demised Premises prior to the date of commencement of the term hereof such occupancy shall be subject to all the provisions of this Lease except those relating to the term of this Lease.

     In the event the Premises are not completed and ready for Tenant's occupancy by the Commencement Date as set forth above, the parties hereto shall execute an Amendment modifying this Lease to confirm the actual commencement date and termination date of the Lease Term. In the event the Premises are not ready by the Commencement Date, Landlord will continue to provide office space at the current location under the same terms and conditions then in existence and, in addition, Landlord shall give Tenant a credit of $1,000.00 per day against future rental due under this lease until Premises are delivered.

     6. Late Payment of Rent: All monthly installments of rent herein stipulated are due in advance, without prior offset of deduction, on the first (1st) of each month during the term hereof. All rents not received by the Landlord by the tenth (10th) day of each month during the term hereof shall be past due and Tenant shall be charged a late fee equal to 5% of the total monthly amount due. Landlord shall invoice Tenant for any such past due rent charges.

     7. Use: The Premises shall be used and occupied only for Office, Research and Development, Prototype Assembly and Storage use and shall not be used or occupied for any other purpose without the prior written consent of Landlord. These uses are permitted pursuant to the Conditions, Covenants and Restrictions applicable to tenants in the Centre 311 Business Park. Tenant shall not conduct, or allow to be conducted, on or within the Premises any business or permit any act which in any way increases the cost of fire insurance on the Building or constitutes a nuisance or is contrary to or in violation of the laws, statutes or ordinances of local, state or federal governments having jurisdiction. Any violation of this provision by Tenant shall be a material breach of this lease, entitling Landlord to exercise any rights or remedies contained herein or provided by law or other authority.

     8. Quiet Enjoyment: The Landlord covenants that Tenant, upon paying the Landlord the rental stipulated herein together with all other charges reserved herein, and performing the covenants, promises and agreements herein, shall peaceably and quietly have, hold and enjoy the Premises and all rights, easements, appurtenances and privileges belonging or appertaining thereto, during the full term hereby granted and any extensions or renewals thereof.

     9. Common Areas: As used in this Lease, Common Areas shall mean all areas of the entire building which are available for the common use of Tenant and which are not held for the exclusive use of the Tenant or other Tenants, including but not limited to corridors, restrooms, stairs, elevators, the parking areas and entrances and exits thereto, driveways and truck serviceways, sidewalks, landscaped areas, access roads and other areas and facilities provided for the common or joint use and benefit of occupants of the building, their employees, agents, customers and invitees.

     Tenant agrees to abide by and conform to Building Rules and Regulations and shall be responsible for the compliance with same by its employees, agents, customers and invitees. The failure of Landlord to enforce any such Rules and Regulations shall not be deemed to be a waiver. Pursuant to Paragraph 4 Tenant is obligated to pay Landlord it's proportionate share of any such costs.

     10. Assignment and Subletting: Tenant covenants and agrees that neither this Lease nor the term hereby granted, nor any part thereof, will be assigned, mortgaged, pledged, encumbered or otherwise transferred, by operation of law or otherwise, and that the Premises will not be sublet or advertised for subletting or occupied, by anyone other than Tenant, or for any purpose other than as hereinabove set forth, without the prior written consent of Landlord, not to be unreasonably withheld.

     11. Landlord's Repairs: The Landlord shall maintain and keep in good condition and repair the roof, supporting walls, sewage sanitary system and shall effect repairs necessary. The Landlord shall also maintain and repair plumbing, mechanical, heating and air conditioning and electrical systems installed by Landlord, floor and wallcoverings, light fixtures, window frames and glass, window blinds, doors, door locks, and security systems, if any. Pursuant to Paragraph 4 Tenant is obligated to pay Landlord it's proportionate share of any such costs. However, the Landlord shall not be responsible for such maintenance and repairs in the event the same are required as a result of the negligence or willful act of the Tenant or its clients, customers, licensees, assignees, agents, employees or invitees and further, in any such event, the cost of such maintenance and repairs so required shall be the sole responsibility of the Tenant.

     12. Tenant's Repairs/Alterations: The Tenant shall submit to the Landlord for Landlord's prior written approval all of the plans and specifications for any structural alterations, additions or improvements in and to the Premises All such alterations, additions or improvements shall be made in accordance with applicable city, county, state and federal laws and ordinances, and building and zoning rules and regulations. Tenant shall be liable for all damages or injuries which may result to any person or property by reason of or resulting from any alterations, additions or improvements made by it to the Premises and shall hold the Landlord harmless with respect thereto. All additions and improvements made by the Tenant shall become a part of the Premises and shall, upon the termination or expiration of this Lease, belong to the Landlord.

     At Landlord's option, Landlord may require that Tenant remove any or all alterations or improvements at Tenant's expense upon termination of the Lease.

     13. Subordination and Attornment: Tenant agrees that this Lease shall be subject and subordinate to any mortgages or deeds of trust now or hereafter placed upon the Premises and to all modifications thereto. Subordination is conditioned upon non disturbance. Tenant agrees at any time to execute any and all documents necessary to effectuate this subordination. Tenant agrees to attorn to the mortgagee, trustee, or beneficiary under any such mortgage or deed of trust or the purchaser at a sale pursuant to the foreclosure thereof. In the event of the sale, assignment, or transfer by Landlord of its interest in the Premises to a successor in interest who expressly assumes the obligation of the Landlord hereunder, the Landlord shall thereupon be released or discharged from all of its covenants and obligations hereunder, except such obligations shall have accrued prior to any such sale, assignment, or transfer; and Tenant agrees to look solely to any successor in interest of the landlord for performance of any such obligations.

     14. Change in Ownership of Premises: If the ownership of the Premises or the name or address of the party entitled to receive rent hereunder shall be changed, the Tenant shall, until receipt of proper notice of such change, continue to pay the rent and other charges herein reserved accrued and to accrue hereunder to the party to whom and in the manner in which the last preceding installment of rent or other charge has paid, and each such payment shall, to the extent thereof, exonerate and discharge the Tenant.

     15. Condemnation: If the whole of the Building or such substantial portion thereof as will make Premises unusable for the purposes referred to herein shall, be condemned by any legally constituted authority for any public use or purpose, then in either of said events the term hereby granted shall cease from the time when possession thereof is taken by the condemning authority, and rental shall be accounted for as between Landlord and Tenant as of that date. In the event the portion condemned is such that the remaining portion can, after restoration and repair, be made useable for Tenant's purposes, then this Lease shall not terminate; however, the rent shall be reduced equitably to the amount of the Premises taken. In such an event, Landlord shall make such repairs as may be necessary as soon as the same can be reasonably accomplished. Such termination, however, shall be without prejudice to the rights of either Landlord or Tenant, or both, to recover compensation and damage caused by condemnation from condemnor. It is further understood and agreed that neither the Tenant nor Landlord shall have any rights in any award made to the other by any condemnation authority.

     16. Right of Landlord to Enter: The Tenant agrees that upon reasonable notice the Landlord or its agents may at all reasonable times enter upon the Premises for the purpose of inspection or repair of the Building or the Building systems and such other purposes as Landlord may deem necessary or proper for the reasonable protection of Landlord's interest in the Premises, the same shall be done without interference with Tenant's use of the Premises and shall be subject to Tenant's reasonable requirements concerning security and access. In addition, the Landlord may enter the Premises upon reasonable notice at all reasonable times to exhibit the Premises to prospective purchasers. During the three (3) months immediately preceding the final expiration of the term created hereunder or any renewal thereof, the Landlord may exhibit the Premises upon reasonable notice to prospective Tenants and/or affix a notice that the Premises are for rent; such notice shall not be greater than four (4) square feet in area, and shall be affixed to a suitable part thereof, exclusive of doors and windows and so as to not obstruct the Tenant's signs. For the purposes of this paragraph, the term "Reasonable Notice" shall be defined as a time of not less than 24 hours unless otherwise mutually agreed upon.

     17. Taxes: Landlord agrees to pay, before they become delinquent, all taxes, assessments and governmental charges of any kind and nature whatsoever (hereinafter collectively referred to as "Taxes") lawfully levied or assessed against the Building and the grounds, parking areas, driveways and alleys around the Building, except any taxes attributable to the operation of Tenant's business or Tenant's property. Pursuant to Paragraph 4 Tenant is obligated to pay Landlord it's proportionate share of any such costs.

     If at any time during the term of this Lease, the present method of taxation shall be changed so that in lieu of the whole or any part of any taxes, assessments or governmental charges levied, assessed or imposed on real estate and the improvements thereof, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents for the present or any future building or buildings on the Premises, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term "taxes" for the purposes hereof.

     18. Fire and Extended Coverage Insurance: Landlord agrees to keep in force policies of fire and extended coverage insurance which shall insure the Building against such perils or loss as Landlord may deem appropriate including vandalism and malicious mischief, in an amount equal to one hundred percent (100%) of the replacement cost of the Building and the improvements installed by the Landlord. Pursuant to Paragraph 4 Tenant is obligated to pay Landlord it's proportionate share of any such costs.

     Tenant agrees to maintain and keep in force, at its expense and throughout the term hereof, insurance against fire and such other risks as are from time-to-time included in standard extended coverage endorsements including vandalism and malicious mischief, insuring Tenant's stock-in-trade, trade fixtures, furniture, furnishings, floor and wall coverings, special equipment and all other items of personal property of Tenant located on or within the Premises and all such other improvements as are made by the Tenant to the Premises.

     Landlord and Tenant hereby mutually release and discharge the other from loss or damage to the described Premises or the contents, including any improvements and betterments located in or on the described Premises, to the extent such loss or damage is insured by the described fire and extended coverage insurance.

     Both Landlord and Tenant agree to furnish the other a certificate of insurance evidencing the required fire and extended coverage insurance and giving the certificate holder thirty (30) days notice of intent to cancel, non-renew or amend such insurance.

     If Tenant elects to satisfy this condition by self insuring, it may do so provided it provides Landlord and Landlord's insurance agent with (1) documentation establishing values of Tenant installed fixtures, furnishings, equipment, inventory and process equipment or other material used in Tenant's operation; (2) provide Landlord with financial statements and other information evidencing Tenant's financial ability to maintain the Premises and contents as self insured and (3) that Landlord's attorney shall prepare an agreement regarding subrogation of claims in the event of a casualty loss of Tenant's fixtures, furnishings and/or inventory.

     19. Damage and Destruction: In the event the Premises are damaged by any peril covered by standard policies of fire and extended coverage insurance to an extent which is less than fifty percent (50%) of the cost of replacement of the Premises, the damage to that portion of the Premises which Landlord is obligated to insure pursuant to the immediately preceding paragraph hereof, shall promptly be repaired by landlord, at Landlord's expense but in no event shall Landlord be required to repair or replace Tenant's stock-in-trade, trade fixtures, furniture, furnishings, special equipment and personal property which Tenant is required to insure pursuant to the immediately preceding paragraph hereof. In the event of such damage and (a) Landlord is not required to repair as provided herein, or (b) the Premises are damaged to the extent of fifty percent (50%) or more of the cost of replacement of the Premises, or (c) the Building is damaged to the extent of fifty percent (50%) or more of the cost of replacement, or (d) such damage is twenty-five percent (25%) or more of the cost of replacement of the Premises and the same occurs during the last year of initial term or any extensions or renewal terms of this Lease, then, in any such event (s), Landlord may elect either to repair or rebuild the Premises or the Building of which the Premises are a part, as the case may be, or to terminate this Lease upon giving notice of such election, in writing, to Tenant within thirty (30) days after the happening of the event causing such damage.

     If  such  damage,   repairing  or  rebuilding  shall  render  the  Premises
untenantable, in whole or in part, a proportionate abatement of the rent and additional rent stipulated herein shall be allowed from the date such damage occurred until the date Landlord completes the repairs or rebuilding, said proportion shall be computed on the basis of the relation which the gross leasable area of the space rendered untenantable bears to the gross leasable area of the Premises. If Landlord is required or elects to repair the Premises as provided herein, Tenant shall repair or replace its floor and wall coverings pursuant to the terms hereof, in a manner and to at least a condition equal to that prior to such damage or destruction; in addition, Tenant shall repair or replace its stock-in-trade, trade fixtures, furniture, furnishings, special equipment in a manner and to a condition Tenant deems appropriate and adequate for the conduct of its business within the Premises. In addition, Tenant is hereby given the sole option to terminate this Lease in the event repairing or rebuilding to be effected by Landlord and required hereunder cannot be completed within ninety (90) days from the date of the occurrence of the damage and destruction.

     20. Liability of Landlord: Tenant waives all claims against Landlord for damages to goods or for injuries to persons on or about the Premises or common areas from any causes arising at any time other than damages or injuries directly resulting from Landlord's negligence. The Tenant will indemnify Landlord on account of any damage or injury to any persons, or to the goods of any person, arising from the use of the Premises by the Tenant, or arising from the failure of Tenant to keep the Premises in good condition as provided herein. The Landlord shall indemnify Tenant on account of any damage or injury to any persons, or to goods of any person, arising from the use of the Premises by the Landlord. Landlord shall not be liable to the Tenant for any damage by or from any act of negligence of any other occupancy of the same Building. The Tenant agrees to pay for all damages to the Building, as well as all damage or injuries suffered by Tenant or occupants thereof caused by Tenant's negligence.

     Landlord is specifically not responsible under any circumstance for any damage to any computer, computer component, or computer peripheral, hardware or software damaged by any interruption, usage or variation for whatever reason in the electrical distribution system in the building, unless resulting from Landlord's negligence.

     21. Liability Insurance: In addition to the policies of fire and extended coverage insurance to be kept and maintained by Landlord and Tenant pursuant to paragraph 18 hereinabove, Landlord and Tenant shall each obtain and keep in force during the term hereof and any extension or renewal terms, policies of commercial general liability providing bodily injury and property damage liability with combined single limits of not less than One Million Dollars ($1,000,000.00). The Tenant shall, in addition, name the Landlord as additional insured under such liability policy. Pursuant to Paragraph 4 Tenant is obligated to pay Landlord it's proportionate share of any such costs.

     Both Landlord and Tenant agree to furnish the other a certificate of insurance evidencing the required liability coverage and giving the certificate holder thirty (30) days notice of intent to cancel, non-renew or amend such insurance.

     22. Parking: Landlord shall make available to Tenant, seventy five (75) parking spaces for visitors and employees which will be provided on the lot upon which the Building is constructed.

     23. Signs: Landlord agrees that Tenant shall install its Tenant signage and logo in a manner consistent with the sign ordinance of City of Winston Salem Forsyth County Unified Development Ordinance.

     24. Utilities: Tenant shall pay for water and sewer used within the Premises. Tenant shall pay its separately metered charges for electricity and gas used within the Premises.

     25. Janitorial Services: Tenant shall provide janitorial services to the interior of its Premises.

     26. Extermination: The Landlord shall provide pest control service within the Premises and Tenant shall pay the cost for this service. Pursuant to Paragraph 4 Tenant is obligated to pay Landlord it's proportionate share of any such costs.

     27. Plate Glass Breakage: Landlord shall be responsible for repair and replacement in the event of plate glass damage or breakage, except in the event of negligence of Tenant. Pursuant to Paragraph 4 Tenant is obligated to pay Landlord it's proportionate share of any such costs unless such damage or breakages is due to negligence of Landlord.

     28. Garbage Removal: Landlord will be responsible for providing a dumpster for garbage and arrange for its systematic pickup. Pursuant to Paragraph 4 Tenant is obligated to pay Landlord it's proportionate share of any such costs.

     29. Fire Extinguishers: In the event a fire extinguisher is provided by Landlord on the Premises, Landlord shall be responsible for the maintenance thereof. Pursuant to Paragraph 4 Tenant is obligated to pay Landlord it's proportionate share of any such costs.

     30. Storing of Flammable Materials: The Tenant agrees that it shall not store nor shall it use any dangerous and/or flammable material(s) within or around Premises in a manner which violates any law or which may cause the costs incurred by Landlord with respect to taxes and insurance regarding the Premises to increase in which case Tenant shall bear the cost of any such increase.

     31. Replacement of Light Bulbs: The Landlord shall replace all light bulbs within Premises. Tenant shall pay the cost of said replacement. Pursuant to Paragraph 4 Tenant is obligated to pay Landlord it's proportionate share of any such costs.

     32. Removal of Tenant's Fixtures: The Tenant shall have the privilege at any time, on or before vacating the Premises, of removing any or all of its personal property, equipment and fixtures, and Tenant shall repair any damages caused by the removal thereof and shall leave the Premises in good and clean condition and repair.

     33. Default by Tenant: In the event Tenant shall fail to pay monthly rental by the tenth (10th) day of the month for three consecutive months or four times during a twelve month period; or if Tenant is adjudicated a bankrupt; or if Tenant files a petition on bankruptcy under any section or provision of the bankruptcy law; or if an involuntary petition in bankruptcy is filed against Tenant, and same is not withdrawn or dismissed within sixty (60) days from the filing thereof; or if a receiver or trustee is appointed for Tenant's property and the order appointing such receiver or trustee remains in force for thirty
(30) days after the entry of such order; or if, whether voluntarily or involuntarily, Tenant takes advantage of any debtor relief proceedings under any present or future law, whereby the rent or any part thereof is, or is proposed to be, reduced or payment thereof deferred; or if Tenant makes an assignment for the benefit of creditors; or if Tenant's effects should be levied upon or attached under process against Tenant, not satisfied or dissolved within thirty
(30) days after written notice from Landlord to tenant to obtain satisfaction thereof; or if Tenant shall vacate or abandon the Premises; or if Tenant shall fail to perform or observe any other covenant, agreement, or condition to be performed or kept by the Tenant under the terms and provisions of this Lease, and such failure in any one such event shall continue for thirty (30) days after written notice thereof has been given by Landlord to Tenant; then in any one of such events, Landlord shall have the right, at the option of the Landlord, then or at any time thereafter while such default or defaults shall continue, to elect either: (1) to cure such defaults at the expense of Tenant and without prejudice to any other remedies which Landlord might otherwise have, any payment made or expenses incurred by Landlord incurring such default shall bear interest thereon at eighteen percent (18%) per annum, or at such maximum legal rate as permitted by North Carolina law, whichever shall be lower, to be and become additional rent to be paid by Tenant with the next installment or rent falling due thereafter; or (2) to re-enter the Premises and dispossess Tenant and anyone claiming under Tenant, by summary proceedings pursuant to the laws of the State of North Carolina, and remove their effects, and take complete possession of the Premises and either (i) declare this Lease forfeited and the term ended, or (ii) elect to continue this Lease in full force and effect, but with the right at any time thereafter to declare this Lease forfeited and the term ended; or (iii) exercise any other remedies or maintain any action permitted to Landlord pursuant to the laws of the State of North Carolina, or any other applicable laws. In such re-entry the Landlord may, under process of law, have all persons and Tenant's personal property removed from the Premises. Tenant hereby covenants in such event of default for itself and all others occupying the Premises under Tenant, to peacefully yield up and surrender the Premises to the Landlord. Should Landlord justifiably declare this Lease forfeited and the term ended subject to due process, the Landlord shall be entitled to recover from Tenant the rental and all other sums due and owing by Tenant to the date of termination, plus the costs of curing all of Tenant's defaults existing at or prior to the date of termination, plus the deficiency, if any, between Tenant's rental hereunder and the rental obtained by Landlord on another Lease for the balance of the term remaining under this Lease should Landlord, following default as aforesaid, elect to continue this Lease in full force. Landlord shall use its best efforts to rent the Premises by private negotiations, with or without advertising and on the best terms available for the remainder of the term hereof, or for such longer or shorter period as Landlord shall deem advisable. Tenant shall remain liable for all rentals and other charges and costs imposed on Tenant herein, in the amounts, at the times and upon the conditions as herein provided, but Landlord shall credit against such liability of the Tenant all amounts received by Landlord from such reletting after first reimbursing itself for all costs incurred in curing Tenant's defaults and re-entering, preparing and refinishing the Premises for reletting, and reletting the Premises, and for the payment of any procurement fee or commission paid to obtain another Tenant, and for all attorney fees and legal costs incurred by landlord.

     34. Re-Entry by Landlord: No re-entry by Landlord or any action brought by Landlord to oust Tenant from the Premises shall operate to terminate this Lease unless Landlord shall give written notice of termination to Tenant, in which event Tenant's liability shall be as above provided. No right or remedy granted to Landlord herein is intended to be exclusive of any other right or remedy, and cumulative and in addition to any other right or remedy hereunder or now or hereafter existing in law or equity or by statute. In the event of termination of this Lease, Tenant waives any and all rights to redeem the Premises either given by any stature now in effect or hereafter enacted.

     35. Waiver of Rights: No waiver by Landlord or Tenant of any provision hereof shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof other than failure of Tenant to pay the particular rent so accepted regardless of Landlord's knowledge of said preceding breach at the time of acceptance of such rent.

     36. Notices. All notices and demands of any kind which Landlord and Tenant may be required to give or serve upon the other party may be given and shall be deemed to have been given by depositing one copy of it in the United States Mail, postage paid, certified mail, return receipt requested, addressed as follows:


                  LANDLORD:         Visible Goth, LLC
                                    c/o JDL Castle Corporation
                                    P.O. Box 1395
                                    Winston-Salem, NC  27102

                  TENANT:           Frisby Technologies, Inc.
                                    Attn.:  Greg Frisby
                                    77 East Main Street Suite 2000
                                    Bay Shore  NY 11706


     Either  party may in  addition  deliver  written  notice by hand  delivery.
Further, the parties hereto may give or receive notice by or from their respective attorneys and may, by like notice, designate a new address to which subsequent notice shall be directed.

     37. Compliance with Laws: Tenant shall promptly execute and comply with all laws, ordinances, rules regulations and requirements of any or all federal, state and municipal authorities having jurisdiction over the manner in which the Tenant's business is conducted, but only insofar as these laws, ordinances, rules and regulations and requirements are violated by the conduct of Tenant's business.

     38. Surrender: Upon the termination of this Lease or any extensions or renewals hereof, the Tenant shall surrender the Premises in good and clean condition and repair as when received, excepting only normal wear and tear and damage by fire and other casualty damage covered by insurance and paid to Landlord. Tenant shall not remain in the Premises without the benefit of a written Lease or Renewal Agreement executed by the parties hereto prior to the expiration of the then existing term. No other holding over of the Premises shall be allowed on any basis whatsoever, except as otherwise herein provided.

     39.  Holdover:  In the event  Tenant  remains in  possession  of the leased
Premises after the expiration of the term of this Lease, without having first extended this Lease by written agreement with Landlord, and without either party realizing the term of this Lease has expired, such holding over shall not be construed as a renewal or extension of this Lease. Such holding over shall be deemed to have created and be construed as tenancy from month to month, terminable on 30 days notice in writing from either party to the other. The monthly rental to be paid shall be the same monthly rental payable during the last month of the term of the Lease. All other terms and conditions of this Lease shall continue to be applicable for both Landlord and Tenant.

     If Tenant fails to surrender the Premises to Landlord on expiration of the term as required by this paragraph, Tenant shall hold Landlord harmless from all damages resulting from Tenant's failure to surrender the Premises, including without limitation, claims made by the succeeding Tenant resulting from Tenant's failure to surrender the Premises.

     40. Liens: Unless an unsafe condition exists which Landlord is unable or refuses to repair or replace in a timely manner, if Tenant shall cause any material to be furnished to the Premises or labor to be performed thereon or therein, Landlord shall not under any circumstances be liable for the payment of any expenses incurred or for the value of any work done or material furnished. All such work shall be at Tenant's expense and Tenant shall be solely and wholly responsible to all contractors, laborers, and material men furnishing labor and material to the Premises. Nothing herein shall authorize the Tenant or any person dealing through, with or under Tenant to charge the Premises or any interest of the Landlord therein or this Lease with any mechanic's liens or other lien or encumbrance whatever. On the contrary, (and notices is hereby given) the right and power to charge any lien or encumbrance of any kind against the Landlord or its estate is hereby expressly denied.

     41. Benefits, Burdens and Entire Agreement: This Lease is binding on and benefits the parties hereto and their respective heirs, legal representatives, successors, nominees and assigns. Liabilities hereunder shall be joint and several upon all who sign this agreement. Throughout this agreement the masculine gender shall be deemed to include the feminine, the feminine the masculine, the singular the plural and the plural the singular.

     This Lease contains the entire agreement between the parties hereto with respect to the Premises leased hereunder; further this Lease may not be modified, altered or amended, except by an instrument in writing, executed by the parties hereto or their respective heirs, legal representatives, successors, nominees or assigns and which instrument shall be attached hereto as an amendment to this Lease and shall thereby become a part hereof.

     42. Attorney's Fees: If either the Landlord or Tenant files an action to enforce any agreement contained in this Lease, or for breach of any covenant or condition, the prevailing party in any such action, shall be reimbursed by the other party for reasonable attorneys' fees in the action.

     43. Governing Law: This Lease shall be governed by and construed under the laws of the State of North Carolina.

     44. Estoppel Certificates: Tenant may be required, from time to time, to execute and deliver to Landlord a similar certificate for purpose of refinancing, syndication, sale of property, etc. In such event, Tenant shall have ten (10) days from its receipt thereof from Landlord to execute and deliver such fully executed certificate to Landlord. Tenant's failure to execute said certificate shall constitute a default hereunder.

     45. Non Compete Clause: Landlord shall not lease any space in the Building which houses Frisby Technologies, Inc. to any competitor engaged in the research and/or manufacture of thermal management products.

     46. Termination of Lease Agreement: Tenant shall have the right to terminate this Lease at the end of the twelfth (12th) year upon notice given to Landlord at the end of the eleventh (11th) Lease year. Tenant will remain in possession of this space during the twelfth (12th) Lease year following notice.

     47. Frisby Technologies, Inc. Option to Renew: Provided Tenant is not in default hereunder, the term of this Lease may be extended at the option of the Tenant for periods of time not less than five (5) years nor greater than ten
(10) years per option period. Each such option shall be exercised by written notice to Landlord on or before the end of next-to-last Lease year of the initial term or renewal term then in effect. The rental payments for each option period shall be subject to negotiations immediately following Landlord's receipt of renewal request notice.


                           (SIGNATURE PAGE TO FOLLOW)

IN TESTIMONY WHEREOF, this lease has been executed by the parties hereto, in duplicate originals, as of the date first above written.


Frisby Technologies, Inc., TENANT

BY: /s/ Gregory S. Frisby(SEAL)
    ---------------------------
       Greg Frisby, President


ATTEST:/s/ Douglas McCrosson
       ---------------------
         Secretary


NEW YORK
COUNTY OF SUFFOLK

     I, Andrew B. Siben, Notary Public for said County and State, certify that personally came before me this day and acknowledged that he/she is the Secretary of Frisby Technologies, Inc. the foregoing instrument was signed in its name by its Chairman sealed with its corporate seal, and attested by as its Secretary.

Witness my hand and official seal, this the 12th day of January, 1999.


(Official Seal)                     Notary Public

My commission expires December 31, 1999.               /s/Andrew B. Siben
                                                       ------------------



--------------------------------------------------------------------------------


Visible Goth, LLC., LANDLORD


/s/ W. David Shannon
------------------------------------------
W. David Shannon                    (SEAL)
Managing Member


STATE OF NORTH CAROLINA
COUNTY OF FORSYTH


     I, Mary Ann Crump, a Notary Public in and for the aforesaid County and State do hereby certify that W. David Shannon personally appeared before me this date and acknowledged the due execution of the foregoing instrument for the purpose therein expressed.

WITNESS my hand and Notarial Seal, this the 15th day of January, 1999.


My Commission Expires: November 9, 2001

                                   EXHIBIT "A"

                                    (Survey)


This exhibit is appended to the Lease Agreement for reference purposes and will be substituted for an Exhibit "A" which shall show the construction site plan and legal description for the leased premises.

                                   EXHIBIT "B"

                    WORK LETTER AGREEMENT AND SPECIFICATIONS
                    FRISBY TECHNOLOGIES, INC. LEASE PREMISES
                           FRISBY TECHNOLOGIES CENTER

BUILDING EXTERIOR

          Structure

          The building is steel with brick masonry cladding.

          Glass

          Windows areas will consist of an aluminum framing system pre-finished with a color selected to compliment the building facade as shown on the attached elevation. Glass will consist of double pane insulated units to enhance mechanical performance and compliment the building exterior.

          Landscape/Hardscape/Courtyard/Patio

          The site shall contain amenities including hardscaping of sidewalks and appropriate landscape. Landscaping shall compliment the building and its surroundings and will be at a minimum consistent with the appearance of other buildings in the Park.

CEILINGS AND INTERIOR FINISHES

Ceilings must be at least nine feet (9') in offices clear from floor to the lowest obstruction. With the exception of areas shown on finished schedule, ceilings will receive acoustical treatment. Protrusions of fixtures into traffic ways shall be avoided. Ceiling will be 15' in sections 1a, 8, 9, 17, 19, 20 and
25. Ceiling will be 10' in Section 13a, 14a & 15. Ceiling will be 18' in Section
16. Ceilings must be a flat plane in each room and suspended with fluorescent recessed fixtures and finished as follows.

          Restrooms: Acoustical tile or lay in panels with textured or patterned surface.

          Offices and Conference Rooms: Acoustical tile or lay in panels with textured or patterned.

          Breakroom Areas: Acoustical tile will be provided.

CORRIDORS/OPEN OFFICES

         Wall Coverings

         Prior to occupancy, all wall space will be covered as provided for in the attached finish schedule.

          Doors: Exterior

          Exterior doors must be 8 ft high heavy duty, full flush, hollow steel construction, insulated tempered glass. Exterior doors shall be weather-tight, equipped with automatic door closures and open outward. Hinges, pivots, and pins shall be installed in a manner which prevents removal when the door is closed and locked.

          Doors: Interior

          Doors will have heavy duty hardware with hardware stops. Building standard doors shall be 8 ft high solid core wood with lever hardware. Passage locks will be provided. Doors to private offices shall be master keyed. Hardware for doors in the means of egress shall conform to NFPA Standard No. 101.

          Partitions

          Partitions and dividers will be provided as shown on floor plans attached.

          Partitions: Permanent

          Permanent partitions will be provided as necessary to surround corridors, toilet rooms and janitor closets and will extend from the structural slab to the structural ceilings above.

          Partitions: Subdividing

          Office subdividing partitions will extend from the finished floor to the finished ceiling.

FLOOR COVERING AND PERIMETERS

Floor covering may be either resilient flooring, carpet or wood as shown on finished schedule.

          Office Areas/Carpet: Prior to occupancy carpet will cover all office areas as shown on the attached Finished Schedule.

          Breakroom/Wet Lab/Lounge/QA: Resilient flooring will be used in these areas.

          Executive Restrooms: Three (3) executive restrooms will be provided. Restrooms shall have ceramic tile.

          Toilet Service Areas: Ceramic tile or VCT shall be used in all toilet areas.

          Carpet - Physical Requirements:

          Carpet pile construction: Level loop, textured loop, level cut pile, or level cut/uncut pile

          Pile weight: Twenty-eight (28) ounces per square yard

          Secondary Back: Synthetic fiber or jute for glue-down installation.

          Static Buildup: 3.5 KV maximum with built-in static dissipation is recommended: "Static-Controlled" is acceptable.

          Carpet - Installation: Carpet must be installed in accordance with manufacturing instructions to lay smoothly and evenly.

DRINKING FOUNTAINS

The Lessor shall provide 2 or more drinking fountains.

RESTROOMS on each floor. Each toilet room shall have sufficient water closets enclosed with stall partitions and doors, urinals (in Men's Room), and hot and cold water. Two shower stalls shall be provided in each restroom. Water closets and urinals shall not be visible when the exterior door is open. Each main toilet room shall contain:

Equipment:

     A lavatory for each water closet.

     A single full width mirror spanning the entire distance from sink to sink

     3GCFI plugs along the sink bank in each restroom

     A continuous shelf located approximately 18 inches above sink height for placement of toiletries.

     A toilet paper dispenser in each water closet stall

     A dual access partition mounted dual roll toilet paper dispenser stainless steel for each water stall

     A coat hook on inside face of door to each water closet stall

     One (1) paper towel dispenser, and waste receptacle at each end of both the Woman's and Men's lavatories

     One surface mounted horizontal liquid soap dispenser for each lavatory

     One recessed dual napkin/tampon dispenser and disposal in each Women's lavatory

     A recessed toilet seat covers dispenser in each water stall

     Full continuous vanities with cabinets will be provided in each restroom spanning the entire distance from sink to sink. (Material and colors TBD.)

     Fixtures including ceramic tile.


EXECUTIVE RESTROOMS

         Landlord shall provide three (3) executive restrooms. Restrooms shall have superior finishes including ceramic tile floor, vinyl covered wall covering, incandescent can lights, commode, sink, vanity and restroom fixtures.

HEATING AND AIR CONDITIONING

A new heating and air conditioning system shall be installed sized to accommodate load required and ducted to provide distribution in accordance with the floor plan attached.

     Zone Control: Individual air control will be provided for 12 zones. All areas will be equipped with override controls for extended hours of operation.

VENTILATION

Outside air shall be provided to all office space for a minimum of fifteen (15) cubic feet per minute (CFM) for each person or 0.2 CFM per square foot, whichever is greater. Economizer cycle free cooling, using outside air, may be used for cooling.

ELECTRICAL:  GENERAL

The Lessor shall be responsible for meeting the applicable requirements of the National Electric Code, the National Electric Safety Code, Standards of the National Electric Manufacturers' Association, Insulated Power Cable Engineers' Association, the American Institute of Electrical Engineers, and local codes and ordinances. Main service facilities will be enclosed. Distribution panels must be circuit breaker type with twenty percent (20%) spare power load and circuits.

LIGHTING: INTERIOR

Low brightness,  parabolic type 2' x 4' fluorescent  fixtures using no more than
2.0   watts   per   square   foot   shall  be   provided   and   shown  on  Plan
Notes/Specifications to be provided.

Ballasts are to be rapid - start, thermally protected, voltage regulating type, UL listed and ETL approved.

CEO Office, CFO Office and Executive Station, Board Room, Reception and Display in each area recessed incandescent lights as appropriate.

CEO and executive area closet, a light will be provided inside.

Storage, open lab and warehouse area shall be lit with surface mounted fluorescent fixtures. Open lab will have a higher level of lighting.

Building entrances and parking areas will be lighted.


JANITORIAL SERVICES

Will be located by the loading dock and contain a plumbing and a wash-sink.

NETWORK ROOM

Shall be located by the Mechanical room and have air conditioning piped directly in.

PORTABLE FIRE EXTINGUISHERS

Portable type fire extinguishers meeting requirements of NFPA Standard No. 10 shall be provided. Inspection (quick check) and maintenance (thorough check) of these extinguishers shall be done in accordance with NFPA Standard No. 10.

EXIT AND EMERGENCY LIGHTING

Emergency lighting must provide at least 0.5 foot candle of illumination throughout the exit path, including exit access routes, or other routes such as passageways to the outside of the building.

FIRE SYSTEM

Shall include sprinklers and smoke detectors were applicable.

LAN/WAN TELEPHONE DATA, ETC.

The Lessor will provide the required conduit.

ELECTRICAL

Engineering/Marketing: Each station has three duplex receptacles (one dedicated and two shared) either wall fed or power pole. Landlord will provide 3 linear feet of overhead and base cabinets with sink.

Administrative: Each station had three duplex receptacles (one dedicated and two shared). Four stations can be fed from each doghouse or power pole connection. Four (4) doghouse connector feeds are required. The A coffee machine and refrigerator will be placed in this area. The Lessor will provide matching built-ins for floor and overhead cabinets approximately six (6) feet long and three (3) feet deep and will consist of a wet-sink with hot and cold running water. The unit will be installed in the file, fax repro room adjacent to the Administration area. It will also have running hot and cold water.

Reception: Reception and desk will be installed by Tenant between two single door entries from reception to lease space. It will require 38 inches of clearance from the sheet rock wall to the corner containing the lateral file. The feeds will be installed by routing or using flat wire. Additional requirements for seating area will be required.

CEO Administration: Feed to be determined . Landlord will provide three linear feet of overhead and base cabinets with sink.

Typical Office Layout for VP's, Directors and Managers: Typical layout will require two duplex receptacles located on the same wall as the U shaped station and additional duplex receptacles for credenza and chairs.

File Room, Fax, Repro, etc. Each will require duplex receptacles for fax, repro, coffee machines, etc., in addition to normal requirements.

Break Room: Will require outlets for coffee machine, microwave, refrigerator, etc. Landlord will provide six linear feet overhead and base cabinets with sink in the breakroom.

Conference Rooms: Provide floor mounted duplex receptacles to allow power to desk unit location to be confirmed via furniture layout. Board Room: Provide two
(2) doghouse connectors to provide power to conference room via under table connections.

CEO's Office: Provide floor mounted duplex receptacles to allow power to desk unit location to be confirmed via furniture layout and workstation to be located behind the desk.

Dock Level Freight: Freight will be brought directly from the dock into the Warehouse through a roll up door.

Open Lab: Provide blocking and installation and installation for basketball hoop.

LAB REQUIREMENTS

Loading dock space to accommodate freight trucks (53 foot trailers plus cab) with floating dock: also, loading ramp for other truck deliveries (2 garage doors total)

Required Electrical: 600 A service; adequate 110 V outlets for all areas; all 220 V (single phase, 20A except where noted) outlets to have twistlock receptacles; other special electrical requirements - see below.

Required plumbing: Hook ups for 2 sinks (hot and cold water) for wet lab benchtop, placement depending on final benchtop layout; hook-ups for water (cold only) in each hood; hook ups for washing machine and utility sink (open lab).

Required air: 2 hook ups for air in each hood, air stubbed out at least three places above lab benches top; air stubbed out at least three places in the open lab, QA and warehouse. Required safety: 2 eye wash stations, one shower, all to be located in wet lab area near hoods; fire extinguishers and sprinkler system per code.

Wet Lab Area: Approximately 50 ft of wall space will be needed for benchtop furniture with two corners. Electrical wire molding to be run 44 inches off the floor (above the benchtop); this wire molding to carry (at least) three separate 110 circuits and one 220 circuit (twistlock receptacles for 220 V service) air access; tiled floor with drains; separate AC zone

QA Area: 110 V in walls; air access; tiled floor with drains; separate AC zone

Open Lab Area: 110 V and 220 V in walls around periphery; exact number depends on area and wall space. High ceiling ideal (greater than 15 feet ) to accommodate racks to hold products; access; separate AC zone; special 100A service to be located here (see below) to operate shop machinery.

SPECIAL REQUIREMENTS/EQUIPMENT: Provided by Tenant. Landlord to provide outlets.

         Environmental Chamber (Walk-In)

o        To be placed in open lab area
o        Overall dimensions: 196 inch width* 152 inch depth*106 inch height
o        Electrical: 460V, 3 phase 60 HZ 100 A service
o        Plumbing: .075 inch NPT (one inlet, one outlet) cooling water
o        Plumbing: .075 inch FPT  (one inlet, one outlet) humidity water
o        Drain: 1.00 inch PVC socket (minimum three outlets)
o        Vent connection: flanged fitting for dryer air

     Air Compressor; 240 V 3 phase, 30 A service; lines to open lab QA, wet lab, and warehouse areas; separate room or storage area to house unit (due to noise) or locate outside.

     Lab Hood Venting: Circular duct needed for two fumehoods to draw air outside: one eight inch duct (35 CFM exhaust) and one ten inch duct (1100 CFM exhaust at 0.1 inches w.g. static pressure.

     Washing Machine and Dryer (excellent residential quality grade): standard plumbing and electrical requirements. Landlord will provide washing machine and dryer.

     Provide 40 volt three phase 200 amp service panel in warehouse.

     Chiller. 240 V 3 phase, 100 A service needed to accommodate 15 ton chiller in open lab (ideally located near penetrable outside wall).

     Exhaust Fan: Depending on building layout, one wall mounted exhaust fan may be needed in open lab or special ventilation accommodation should be made for open area. Landlord will install.

     Provide 460 volt 3 phase 200 amp service panel in warehouse.

SECURITY SYSTEM

Landlord  shall provide a security  system that includes coded card entry at all external and internal entrances accessible to the public and which is consistent with the requirements contracted for during June and July 1998 with Radar Security Alarm, Inc., Winston-Salem, NC.

ALLOWANCES
Sign:                      $  6,000.00
Lobby                      $ 15,000.00
CEO/Board Room             $ 10,000.00

The total of $31,000.00 to be used at Tenant's discretion.

                                  EXHIBIT "C-2"

Marked up copy of Building Floor Plan Schematic marked by Tenant to show proposed changes which will be incorporated into construction drawings.



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                            Frisby Technologies Inc.
                            Facility Finish Schedule


ID        ITEM                FLOOR               WALL CVR
--        ----                -----               --------
1a        CEO                 Oak                 V
1b        CEO Bath            CT                  V
1c        CEO Closet          Oak                 P
2         CFO                 Oak                 V
3         VP                  Carpet              P
4         Directors           Carpet              P
5         Managers            Carpet              P
6a        Engineering         Carpet              P
6b        Fileroom/Fax        VCT                 P
7a        Administrative      Carpet              P
7b        Fileroom/Fax        VCT                 P
8a        Executive Station   Oak                 P
9         Boardroom           Oak                 V
10        Breakroom           VCT                 P
11a       Conference Room     Carpet              V
           (Exec. Area)
11b       Conference Room     Carpet              V
           (Eng./Mktg Area)
12        Executive Baths     CT                  V
13a       Wet Lab             VCT                 P
13b       Lab Office (Wet)    VCT                 P
14a       Dry Lab             VCT                 P
14b       Lab Office (Dry)    VCT                 P
15        Small Open Lab      VCT                 P
16        Open Lab (Large)    Oak/VCT             P
17        Warehouse           Cement              P
18        Warehouse Office    VCT                 P
19        Reception           Oak                 V
20        Display             Oak                 V
21        Environmental       VCT                 P
           Chamber Area
22        General Washroom    CT                  P
           (M/F)
23        Janitorial          VCT                 P
24        Network Room        VCT                 P
25        Executive Reception Oak                 P
            Area
26        Short Hallway to    Oak                 P
            Restroom &
            Breakroom